Exhibit 10.67
AMENDMENT NO. 7 TO THE
APPLIED MATERIALS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN
(April 1, 1995 Restatement)
     APPLIED MATERIALS, INC., having adopted the Applied Materials, Inc. Executive Deferred Compensation Plan (the “Plan”) effective as of January 1, 1993, and having amended and/or restated the Plan on several occasions, hereby again amends the Plan, as follows:
     1. Section 3.3 is amended in its entirety to read as follows:
     “3.3 Deemed Investment of Accounts. Although no assets will be segregated or otherwise set aside with respect to a Participant’s Account, the amount that is ultimately payable to the Participant with respect to his or her Account shall be determined as if such Account had been invested in such manner as the Committee, in its sole discretion, may specify from time to time. The Committee, in its sole discretion, shall adopt (and may modify from time to time) such rules and procedures as it deems necessary or appropriate to implement the deemed investment of the Participants’ Accounts. The exact amount to be credited (or debited) as deemed earnings, gains or losses with respect to any Participant’s Account will be determined by the Committee under such formulae as the Committee, in its sole discretion, adopts from time to time. Notwithstanding any contrary Plan provision, in no event may the methods or formulae selected by the Committee to calculate and credit (or debit) deemed earnings, gains or losses on Participants’ Accounts cause the Plan to be considered “materially modified” under Section 409A of the Code.”
     2. The first sentence of Section 4.3 is amended by deleting the phrase “crediting of deemed interest” therefrom and substituting the phrase “crediting (or debiting) of deemed earnings, gains or losses” therefor.
     3. The phrase “deemed interest” is deleted and the phrase “deemed earnings, gains or losses” is substituted therefor everywhere it appears in the Plan.

     4. The phrase “credited with deemed interest” is deleted and the phrase “credited (or debited) with deemed earnings, gains or losses” is substituted therefor everywhere it appears in the Plan.
     5. This Amendment No. 7 to the Plan is effective as of January 1, 2010.
     In Witness Whereof, Applied Materials, Inc., by its duly authorized officer, has executed this Amendment No. 7 to the Plan on the date specified below.

Applied Materials, Inc.
Dated: April 26, 2010	By	/s/ Ron Miller
Ron Miller
Corporate Vice President, Global Rewards

2